UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report:  July 19, 2007
(Date of earliest event reported)

ORTHOLOGIC CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The Company’s current facility lease expires on January 11, 2008. This lease covers a 100,000 square foot facility in Tempe, Arizona, of which the Company subleases approximately 45% to nonaffiliated parties.  On July 19, 2007 the Company entered into a new lease with Phoenix Investors #13, L.L.C., which will be effective upon the expiration of its current lease, for 17,000 square feet of space in the same Tempe, Arizona facility. The new lease calls for monthly rental payments of $22,000, plus a proportionate share of building operating expenses and property taxes. The term of the new lease is sixty months, with an option to extend the lease for an additional twenty-four months with monthly rental payments during the extension period set at $24,000, plus a proportionate share of building operating expenses and property taxes. The Company also has the right to terminate the new lease at the end of thirty-six months upon payment of an early termination fee of approximately $158,000.  Total base rent for the initial sixty-month term is approximately $1,316,000.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See disclosures under Item 1.01 of this Form 8-K

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement dated July 19, 2007 by and between the Company and Phoenix Investors #13, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2007	ORTHOLOGIC CORP.

/s/ Les M. Taeger
Les M. Taeger
Chief Financial Officer